AGREEMENT

This Agreement dated April __ 2003 is between R&T Sport Management, Inc. having its principal address at 9465 South Dixie Highway, Pineerest Florida 33156 ("R&T") and Chmpionlyte Holdings, Inc. Having its Principal address at 299 NE
___ Street Penthouse Two, Aventura, Florida 33180 ("CPLY"), individually reffered to as "Party" and collectively hereinafter referred to as the"Parties".

WHEREAS R&T has contacts and agreements with professional athletes and;

WHEREAS CPLY would like to increase its exposure to the community, enhance its marketing presence and;

WHEREAS R&T can introduce CPLY to professional athletes act as sponsors and spokespeople for CPLY's products and,

THEREFORE, the Parties agree as follows:

                                   Section 1

                                      Term

1.1 This Agreement shall have a term of twelve months from the date hereof, but shall be cancelable by either party upon 7 days from the date hereof upon written notice to the address as provided for below in Section 7.

                                   Section 2

                        Responsibilities and Activities.

The Parties shall use either best efforts and supply the necessary to effect the following:

2.1 R&T shall introduce to CPLY professional athletes from a number of sports including but not limited to basketball, football, and baseball (the "Athletes")

2.2 CPLY agrees negotiate in good faith with R&T and the Athletes to enter promotional agreements with Athletes.

                                   Section 3

                                  Compensation

CPLY agrees as part of its Agreement to issue to R&T 75,000 warrants CPLY common stock (the "Warrants"). The Warrants shall have a team of eighteen months from the date ___and shall have an exercise ___________________CPLY's common__________on the electronic bulletin board maintained herewith

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National  Association of Securities Dealers as of the date hereof $12 per share.
CPLY agrees that the shared underlying these Warrants shall have a piggyback registration right. CPLY further agrees that if the Agreement has not been cancelled as provided for herein, CPLY shall issue another 75,000 shraes on the six month anniversary of this Agreement under the same terms and conditions as described above.

Additionally, R & T shall receive 10% of the compensation as agreed by CPLY and any of the athletes under their "Spokesperson Agreements". This compensation shall be payable in the same form (i.e. cash, common stock, warrants, etc.) as agreed to in the individual Spokesperson Agreements.

                                    Section 4

                             Representations of R&T

R&T represents and warrants to CPLY as follows:

4.1 Authorization to enter Agreement and to deliver its common shares. R&T has the complete power to execute and deliver this Agreement and oonsummate all of the transactions contemplated hereby. Ths Agreement constitutes the valid and legally binding obligations of the R&T, enforceable against R&T in accordance with its terms.

4.2 No Violation. Neither the execution, delivery nor consummation of the Agreement by R&T, will, with the passage of time, the giving notice, or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree, judgment, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which R&T is a party or to which R&T, or his property is subject or bound; nor will it result in the creation of any lien or other charge or encumbrance on any of its common shares.

                                    Section 5

                            Representations of CPLY.

CPLY represents adn warrants to R&T as follows:

5.1 Authorization to enter Agreement and to deliver its securities. CPLY has the complete power to execute and deliver this Agreement and consummate all of the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligations of the CPLY, enforceable against CPLY in accordance with its terms CPLY has the complete power and right to sell, transfer and deliver the securities as outlined in Section 3 herein to R&T for (or other consideration as earned) and upon consummation of the transaction contemplated by this Agreement R&T will acquire good and marketable title to any of the securities.


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5.2 No Violation.  Neither the ______ delivery nor consummation of the Agreement by CPLY will, with the passage of time, the giving of notice or otherwise, result in la violation or breach of or constitute a default under any term or provision of any law, rule, regulation order decree judgement, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which CPLY is a party or to which CPLY or his property is subject or bound, nor will it result in the creation of any item or other charge or encumbrance on any of its common shares.

                                   Section 6
                                     Notice

Any notice or communication permitted or required hereunder shall be in writing and shall be deemd sufficiently given if hand-delivered via courier or overnight service or sent postage prepaid by registered mail, return receipt requested, to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

        If to R&T, to:          R&T Sports Management, Inc.
                                9465 South Dixie Highway
                                Pinecrest, Florida, 33156
                                Fax: (305) 661-6218
                                Attn: Mr. Pedro Rosadl
                                Chief Executive Officer

        If to CPLY, to:         ChampionLyte Holdings, Inc.
                                2999 NE 191st Street, Penthouse Two
                                North Miami Beach, FL  33180
                                Attn: Mr. David Goldberg
                                Chief Executive Officer
                                Fax: (561) 394-8288

                                   Section 7
                                 Miscellaneous

7.1 Expenses. All legal and other costs and expenses incurred in connection with the negotiation and execution of the Agreements, and the consummation of the transactions contemplated hereby shall be bourn by the party incurring them.

7.2 Successors-In-Interest; No Assignment. This Agreement shall be binding upon the parties, their successors and legal representatives. This Agreement shall not be assigned by either party without the prior written consent of the other parties, except that the Buyer may assign its rights hereunder in connection with the Shares after the Closing. No permitted assignment shall relieve the assignor of its obligations hereunder.

7.3 Counterparts. This Agreement may be executed in tow or more counterparts for the convenience of the parties hereto, each of which executed counterparts shall be deemed an original but all of such executed counterpart shall be considered one and the same Agreement.

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7.4 Governing Law; Jurisdiction;  Jury Trial This Agreement shall be governed by the internal laws of the State of Florida. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained hereing shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISSING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.5 Severability. If any provision of this Agreement shall be found to be unenforceable, the validity of this Agreement shall not be affected thereby and all remaining provisions shall be construed as if such unenforceable provision was not a part of this Agreement.

7.6 Construction. This Agreement has been drafted by R&S and CPLY jointly. Any ambiguity herein shall not be judged against either party. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied agains any party.

7.7 General. This Agreement supersedes all prior agreements between the Parties, whether written or oral, and is intended as a complete and exclusive statement of the terms of the agreements between the parties with respect to the subject matter covered hereby and may not be changed or terminated orally but only in a writing signed by the parties. The headings and captions contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement. Nothing in this Agreement, whether expresses or implied, is intended to confer upon any other person not a party this Agreement any rights or remedies under or by reason of this Agreement.

7.8 Cancellation. Either party shall have the right to cancel this Agreement with no further compensation due R&T, except that for introduction(s) made to CPLY in writing as of the date of the cancellation, CPLY agrees to compensate R&T as provided herein if such introduction should lead to the consummation of a Spokesperson Agreement.

IN WITNESS WHEREOF, the parties have executed, or have caused to be executed, this Agreement as of the date first written above.

R&T Sports Management, Inc.

/s/ David Kaplan


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By:  David Kaplan

Its: President


ChampionLyte Products, Inc.


/s/ David Goldberg
By:  David Goldberg

Its: President